UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JULY 22, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center
1230 Avenue of the Americas - 7th Floor
New York, NY 10020
(Address of principal executive offices)

(212) 886-4590
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Shareholder Loan

4C Controls Inc. (the “Company”) has received a shareholder loan in the amount of $987,000.00 (the “Shareholder Loan”), from Rudana Investment Group AG (“Rudana”), the Company’s majority shareholder. The Shareholder Loan has an interest rate of seven and a half percent (7.5%) per annum, which together with the principal amount shall be repayable thirty (30) days after demand by Rudana. In connection with the Shareholder Loan, the Company executed a note on July 22, 2008, setting forth the terms thereof.

Rudana advanced One Million Australian Dollars (AUD $1,000,000.00) (which amount is equal to US$987,000.00) to BQT Solutions Limited on behalf of the Company, in connection with the Company’s plans to complete its strategic alliance with BQT Solutions Limited (“BQT Solutions”) and BQT Satellites Ltd (“BQT Satellites”). On May 1, 2008, the Company entered into an Amended and Restated Securities Purchase Agreement with the BQT Solutions and BQT Satellites (the “Agreement”) as disclosed in Form 8-K filed with the U.S. Securities Exchange Commission on May 7, 2008 which is incorporated herein by reference thereto. Under the terms of the Agreement, the Company has invested AUD$1,000,000.00 (US $987,000.00) into BQT Solutions in consideration for the issuance of five million shares of BQT Solutions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: July 25, 2008